EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Direct Insite Corp. (the “Company”) on Form S-8 of our report dated March 26, 2014, with respect to our audits of the financial statements of the Company as of December 31, 2013 and 2012 and for the years ended December 31, 2013 and 2012, which report is included in this Annual Report on Form 10-K of the Company for the year ended December 31, 2013.

/s/ Marcum LLP

Marcum LLP
New York, New York
July 25, 2014